FIRST AMENDMENT TO
                       AN AGREEMENT FOR A SUPPLY OF WATER
                           BY MIDDLESEX WATER COMPANY
                         TO THE BOROUGH OF HIGHLAND PARK
                          DATED AS OF OCTOBER 24, 1995

     This Amendment (hereinafter referred to as the "Amendment") made this 28th day of May, 1996 between Middlesex Water Company, a public utility and corporation organized under the laws of the State of New Jersey with offices at 1500 Ronson Road, Iselin, New Jersey (hereinafter referred to as "Middlesex"), and the Borough of Highland Park, a municipal corporation of the State of New Jersey (hereinafter referred to as "Highland Park").

BACKGROUND

1. The parties hereto had entered into an Agreement for a Supply of Water by Middlesex to Highland Park, dated as of October 24, 1995 (hereinafter referred to as the "1995 Agreement"); and

2. The 1995 Agreement, in Article 4 thereof, provides means for delivery of water supplied by Middlesex to Highland Park and further provides that delivery of water may be made "through such other points of delivery as may be agreed to from time to time by the parties"; and

3. The parties have agreed that a point of delivery, in addition to those provided for in the 1995 Agreement, would be useful and necessary at this time in furtherance of the 1995 Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree to amend the 1995 Agreement by adding the following at the end of Article 4 of the 1995 Agreement:

4.1 Highland Park will install, at its cost, a twelve (12) -inch transmission main from a connection to be made to Highland Park's distribution system at the

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intersection of Bartle Court and Cedar Lane and extending to a location in the
Middlesex twenty-foot wide right-of-way near the Cedar Lane apartments, (the "Interconnection Location") and connecting with the main described in Article
4.2 below.

4.2 Middlesex will install, at the cost of Highland Park, a twelve (12)-inch transmission main from the Interconnection Location, described in Article 4.1 above, and extending from such Interconnection Location to the Middlesex CJO Treatment Plant property, with an interconnection to the Middlesex system on such Treatment Plant property. Such installation will be at the cost of Highland Park. Such cost will be Middlesex's actual costs estimated to be $160,000. Highland Park will make payment for such cost upon completion of the main described in this Article 4.2. Upon completion of construction, Highland Park will own, operate and maintain the main described in this Article 4.2.

4.3 Highland Park will grant to Middlesex an easement, generally in the form attached hereto as Exhibit A, permitting Middlesex's future, non-exclusive use of the easement to be used by Highland Park for the main to be constructed by Highland Park, as described in Article 4.1 above. Such easement to Middlesex described in this Article 4.3 will provide for the future, non-exclusive use of such easement by Middlesex for such additional facilities as may be required by Middlesex. In consideration thereof, Middlesex will absorb the cost of the meter pit to be constructed within the CJO Treatment Plant property.

4.5 If any of the provisions of this Amendment shall be invalid or unenforceable, such invalidity for unenforceability shall not invalidate or render


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unenforceable the remainder of this Amendment, to the extent practicable, and the 1995 Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the parties shall be construed and enforced accordingly.

4.6 Except as modified by this Amendment, the 1995 Agreement shall remain in effect and unchanged.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above.

                                    MIDDLESEX WATER COMPANY

ATTEST:

                                    BY: /s/ RICHARD A. RUSSO
                                        ---------------------------------
                                        (Richard A. Russo)
                                         Executive Vice President

/s/ MARION F. REYNOLDS
----------------------------------
(Marion F. Reynolds)
Vice President, Secretary and
Treasurer

                                    BOROUGH OF HIGHLAND PARK

                                    By: /s/ H. JAMES POLOS
                                        ---------------------------------
                                        (H. James Polos, Mayor)

/s/ VALERIE THOMPSON
-----------------------------------
(Valerie Thompson) Borough Clerk

(DOC-Ex 10.15)
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


                              FOR A SUPPLY OF WATER

                                       BY

                             MIDDLESEX WATER COMPANY

                                     TO THE

                            BOROUGH OF HIGHLAND PARK





                          ----------------------------
                          Dated as of October 24, 1995
                          ----------------------------



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


     This Agreement (hereinafter referred to as the "Agreement") made as of this 24th day of October, 1995 between:

               MIDDLESEX WATER COMPANY, a public utility and corporation organized under the laws of the State of New Jersey, with offices at 1500 Ronson Road, Iselin, New Jersey
               (hereinafter referred to as "Middlesex"),

and the

               BOROUGH OF HIGHLAND PARK, a municipal corporation of the State of New Jersey (hereinafter referred to as "Highland Park").

                              W I T N E S S E T H:

     WHEREAS, Middlesex owns and operates a public water supply system; and

     WHEREAS, Highland Park has requested that Middlesex provide it with additional supplies of water for private and public use; and

     WHEREAS, the parties intend that their Agreement for a Supply of Water, dated September 23, 1981 and their subsequent Agreements dated as of September 23, 1986 and December 5, 1991, are to be superseded by this new Agreement;

     Now therefore, in consideration of the premises and of the mutual covenants herein contained, the parties agree that:


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

1. SUPPLY OF WATER.

     Middlesex agrees to supply Highland Park with water upon the terms and conditions set forth herein.

2. TERM.

     This Agreement shall be binding upon execution by both parties. Service under this Agreement shall begin on or before December 31, 1995, such date intended to be the date on which Highland Park changes its source of supply, that is, that amount of its supply which it currently receives under an agreement between Highland Park and the Elizabethtown Water Company, from the Elizabethtown Water Company to Middlesex Water Company. Service under this Agreement shall terminate on December 31, 2005. However, the terms of the Agreement shall remain in effect after December 31, 2005 unless written notice of intention to terminate the Agreement is given by either party at least thirty
(30) days prior to the end of such period. In the event that such notice has not been given, the Agreement shall remain in effect until the earlier of (a) renewal or modification of the Agreement by consent of both parties, or (b) a date no less than ninety (90) days after the date that either party provides written notification of termination.

3. RATE.

     Highland Park shall pay for water delivered pursuant hereto at the rate of $960.64 per million gallons according to Rate Schedule No. 5 or as said rate may be changed from time to time with the approval of the Board of Public Utilities of the State of New Jersey, or its successor agency, as required by law (hereinafter referred to as the "Contract Rate").


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

4. METER STATIONS/DELIVERY SYSTEM.

     Water to be supplied by Middlesex hereunder shall be delivered to Highland Park through an existing interconnection in Suttons Lane in Edison adjacent to the railroad right of way and through such other points of delivery as may be agreed to from time to time by the parties (hereinafter referred to as the "Meter Stations"). The parties agree that Middlesex shall install one or more additional interconnections on a large diameter transmission main (anticipated to be 36 or 42 inches in diameter) planned for future construction by Middlesex and extending from Middlesex's Treatment Plant in Edison, through the Borough of Highland Park, to a transmission main or other facilities of Middlesex. The general route for the Transmission Main is shown on Exhibit A. (Said transmission main is hereinafter referred to as the "SRB Transmission Main" or the "Transmission Main".) The SRB Transmission Main may be constructed in phases.

     The parties agree that Middlesex may proceed with the construction of the SRB Transmission Main and any connections thereto necessary or convenient for delivery of water supplies to Highland Park. The construction of the SRB Transmission Main and any service connections (and meter chambers) related to the SRB Transmission Main shall be at the sole cost of Middlesex. Highland Park agrees to cooperate and act in good faith in connection therewith and in providing and obtaining necessary or desirable governmental approvals, authorizations, rights of way and other actions. Highland Park agrees to grant to Middlesex or to acquire for Middlesex, by purchase, condemnation, exchange or otherwise, to the extent legally authorized, all lands, and/or easements in Highland Park as are necessary or convenient for Middlesex's construction and use of the SRB Transmission Main, and for any other mains, pipelines and appurtenances necessary or convenient for water service to Highland Park with all costs borne by Middlesex.


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


Middlesex agrees to comply with reasonable requirements of Highland Park for pavement and property restoration.

5. METERS, SERVICES AND OTHER APPURTENANCES.

     Middlesex shall furnish, install and maintain at its own cost such service connections and meters as agreed upon by both parties for connection to Highland Park's water distribution system. The meters and service pipes shall remain the property of Middlesex. Highland Park shall furnish, install and maintain at its own cost all other piping, fittings, valves, meter pits or vaults and appurtenances necessary to take water from Middlesex.


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


6. EXCLUSIVE SUPPLIER.

     The parties agree that during the term of this Agreement, Middlesex shall be Highland Park's sole supplier of water. Except as provided in this paragraph, Highland Park shall not purchase water from any other supplier in the normal course of business. Highland Park shall have the right to purchase water from other sources in the event of an emergency or during any periods of time that Middlesex is unable to supply water as provided in this Agreement.

7. MINIMUM PAYMENT OBLIGATION.

     Highland Park shall be obligated to pay for the Daily Minimum quantity of water. "Daily Minimum" shall mean either (a) one million two hundred thousand (1.2 mgd) gallons of water a day, or (b) such greater amount as may be established under paragraph 8 of this Agreement.

     All water taken in any 24-hour period in excess of the Daily Minimum shall be paid for at the Contract Rate.

8. INCREASE IN MINIMUM PAYMENT OBLIGATION.

     The total daily quantity of water taken by Highland Park at the Meter Stations may exceed the Daily Minimum by up to 100% on a 24-hour basis without affecting the minimum payment obligation.

     The quantity of water supplied in the peak hour multiplied by 24 may exceed the Daily Minimum by 200% without affecting the minimum payment obligation.

     If either the quantity of water taken in a 24-hour period shall exceed the Daily Minimum by more than 100% or if the maximum hourly flow multiplied by 24 shall exceed the Daily Minimum by more than 200%, the Daily Minimum will be increased to the


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greater of: (a) one-half of the daily quantity of water supplied in the 24-hour period; or (b) one-third of the quantity supplied in the peak hour multiplied by
24. (For example, an existing Daily Minimum of 1.2 million gallons per day ("mgd") will be increased if the quantity of water taken in any 24-hour period exceeds 2.4 mgd, or if the quantity of water taken in any peak hour multiplied by 24 exceeds 3.6 mgd.)

     In no instance, and under no conditions, shall the daily quantity of water supplied and purchased under this Agreement exceed 4.0 million gallons, nor shall the maximum hourly flow multiplied by 24 exceed 5.0 million gallons per day.

     Any increased Daily Minimum payment obligation shall continue in effect for 12 months unless increased again by an overrun. After this 12-month period with the higher Daily Minimum in effect, the Daily Minimum shall revert to the next lower minimum incurred during the four months preceding the end of such 12-month period and that amount shall continue as the Daily Minimum for 12 months unless increased again by an overrun.


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


9. COMBINED CHARGE.

     The Daily Minimum payment obligation shall be determined on the basis of the combined total daily quantity of water supplied through all the Meter Stations.

10. DEFINITIONS.

     Where the words "daily" or "24-hours" are used in this contract, they shall refer to the 24-hour period between the daily meter readings.

11. EXCEPTIONS FOR EMERGENCIES.

     The Daily Minimum payment obligation shall not be affected in the event that the amount of water supplied to Highland Park exceeds the daily or hourly limitations established herein for not more than 24 hours in case of fire or main break emergencies and for not more than five days in the case of other catastrophes requiring an emergency supply of water, provided Middlesex is promptly notified that any such emergency exists.

12. METER READINGS.

     Middlesex will read the meters daily for all water supplied to Highland Park at each connection then in operation.

13. EXCUSED PERFORMANCE.

     Middlesex agrees to provide a continuous, regular and uninterrupted supply of water, subject to interruptions by reasons of acts of God, accident, strike, legal process, State or municipal interference or other cause beyond its control, but shall not be liable for damages to Highland Park by reasons of inadequate pressure or volume or failure to provide water for any cause whatever.


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

14. INDEMNIFICATION/LIMITATION OF LIABILITY.

     Highland Park shall completely indemnify, protect and save harmless Middlesex from any and all costs, expenses, liability, losses, claims, suits and proceedings of any nature whatsoever arising out of the water service by Highland Park. However, as to claims involving water quality, the within Article is intended not to apply to water until after it is delivered to Highland Park's system, i.e. after water is supplied through the Meter Stations referred to in
Article 4.

     Middlesex shall completely indemnify, protect and save harmless Highland Park from all costs, expenses, liability, losses, claims, suites and proceedings of any nature whatsoever arising out of any negligence of Middlesex.

     Notwithstanding anything herein to the contrary, Middlesex's aggregate liability to Highland Park arising out of or in connection with this Agreement shall not exceed an amount equal to one year's gross revenues required to be paid by Highland Park to Middlesex based upon the Daily Minimum in effect at the time of the occurrence giving rise to the liability, and Highland Park hereby releases Middlesex from any liability in excess thereof. This paragraph is not intended to limit Middlesex's liability to third parties.



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15. REGULATORY APPROVALS.

     If required by law, this Agreement shall be filed with and subject to approval by the Board of Public Utilities of the State of New Jersey and the Department of Environmental Protection of the State of New Jersey.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

                                    MIDDLESEX WATER COMPANY

ATTEST:

                              By:  /s/ J. RICHARD TOMPKINS
                                   --------------------------------------
                                   (J. Richard Tompkins)
                                    Chairman of the Board and President

/s/ MARION F. REYNOLDS
--------------------------------
(Marion F. Reynolds)
Vice President, Secretary and
    Treasurer

                                    BOROUGH OF HIGHLAND PARK

ATTEST:

                              By: /s/ H. JAMES POLOS
                                  ---------------------------------------
                                  (H. James Polos), Mayor


/s/ VALERIE THOMPSON
---------------------------------
(Valerie Thompson) Borough Clerk

(DOC-Ex 10.15)
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